Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-220976) and Form S-8 (File No. 333-221759) of our report dated March 7, 2018 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. included in the Transition Report on Form 10 K for the five months ended December 31, 2017.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 7, 2018